UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Third Avenue, 22nd Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 837-5863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(c) As disclosed by Retrophin, Inc. (the “Company”) in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 15, 2014, The Nasdaq Stock Market LLC (“Nasdaq”) had determined that the Company failed to comply with the shareholder approval requirement of Nasdaq Listing Rule 5635(c), related to the Company’s grant of stock options and restricted stock to employees from February 24, 2014 through August 18, 2014 representing an aggregate of 2,444,500 shares of the Company’s common stock (collectively, the “Equity Awards”). Pursuant to a plan of compliance that had been previously approved by Nasdaq, among other things, the Company’s stockholders ratified the issuance of 2,158,000 of the Equity Awards at a Special Meeting of Stockholders held on February 3, 2015.

On February 27, 2015, the Company received a Public Letter of Reprimand from Nasdaq (the “Letter of Reprimand”), in accordance with Nasdaq Listing Rule 5810(c)(4). The Letter of Reprimand communicates Nasdaq’s belief that the interests of the Company’s shareholders were not materially adversely affected by the matters described above, and while not having been cured, the violation described above was remediated to the extent possible. Accordingly, Nasdaq does not believe that the delisting of the Company’s securities is an appropriate sanction, but rather, the circumstances warranted the issuance of the Letter of Reprimand. The issuance of the Letter of Reprimand completes Nasdaq’s review of the matters described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: March 3, 2015	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Chief Executive Officer